                                                                   Exhibit 10(a)


                                AMENDMENT NO. 10
                                     TO THE
                                 TRANSCAT, INC.
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN


                           EFFECTIVE JANUARY 28, 2003


     WHEREAS, Transcat, Inc., an Ohio corporation (the "Company"), has established the Transcat, Inc. Amended and Restated 1993 Stock Option Plan, as heretofore amended (the "Plan"); and

     WHEREAS, deeming it appropriate and advisable so to do, and pursuant to
Section 19 of the Plan, the Board of Directors of the Company has authorized, approved and adopted the further amendment to the Plan set forth herein.

     NOW, THEREFORE, the Plan is hereby amended, effective January 28, 2003, as follows:

     1. Section 8(b)(ix) of the Plan is hereby renumbered to be Section 8(b)(x) of the Plan (with the substance of said Section 8(b)(x), as so renumbered, being unchanged and unaffected by this Amendment and continuing in full force and effect).

     2. A new Section 8(b)(ix) is hereby added to Section "8. TERM OF OPTIONS; EXERCISABILITY." of the Plan, to provide in its entirety as follows (with the remainder of said Section 8 being unchanged and unaffected by the amendment set forth in this Paragraph 2 and continuing in full force and effect):

             "(viii) Each Option, if any, granted during the 2003 calendar year shall vest and become exercisable as follows:

            "(A) 25 percent of the Option shall first become exercisable on the date, if any, after the Grant Date on which Fair Market Value shall have equaled or exceeded $3.50 per share for any 20 of 30 consecutive trading days;

             "(B) an additional 25 percent of the Option shall first become exercisable on the date, if any, after January 1, 2004 on which Fair Market Value shall have equaled or exceeded $5.00 per share for any 20 of 30 consecutive trading days;

             "(C) an additional 25 percent of the Option shall first become exercisable on the date, if any, after January 1, 2005 on which Fair Market Value shall have equaled or exceeded $6.50 per share for any 20 of 30 consecutive trading days; and

             "(D) the balance of the Option shall first become exercisable on the date, if any, after January 1, 2006 on which Fair Market Value shall have equaled or exceeded $7.00 per share for any 20 of 30 consecutive trading days."

Except as amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

     THIS AMENDMENT NO. 10 TO THE TRANSCAT, INC. AMENDED AND RESTATED 1993 STOCK OPTION PLAN WAS AUTHORIZED, APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF THE COMPANY ON APRIL 29, 2003.


                                        /s/ Carl E. Sassano
                                        ----------------------------------------
                                            Carl E. Sassano, President